Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Third Quarter 2011 Results
Third Quarter Revenue of $12.2 million, up 158% Year-over-Year

Fremont, Calif., November 7, 2011 – Procera Networks, Inc. (NYSE Amex: PKT), the intelligent policy enforcement company, today reported financial results for its third quarter ended September 30, 2011.

Third Quarter Highlights
•	Revenue of $12.2 million, up 158% from Q310
•	Bookings of $21 million, up 360% from Q310
•	Added 15 new service provider customers
•	Won two new Tier-1 customers in APAC including one fixed and one mobile operator
•	Received significant follow on orders during the quarter, including multi-million dollar follow-on orders from a leading European mobile operator and a leading North American cable operator
•	Support revenue of $2.1 million, up 66% from Q310
•	Received 53 new higher education product orders
•	18 direct Tier-1 trials ongoing or planned over the next 90 days
•	Gross margin of 61%, compared to 62% in Q211 and 57% in Q310
•	Net income of $2.0 million, compared to a net loss of $0.7 million in Q310
•	Cash and short-term investments was $34.3 million at September 30, 2011

Financial Guidance
Procera is increasing its annual revenue guidance for 2011 to $40 million, representing growth of 100% year-over-year.

Business Discussion
James Brear, president and CEO of Procera Networks, commented, “We had strong business momentum in the third quarter with traction across all our business segments, resulting in record quarterly revenue, bookings and GAAP net income. Our strong quarterly bookings reflect substantial follow-on orders received during the quarter, which exceeded our expectations and include large follow-on orders from previous new customer wins.  In addition, we announced initial orders from two new Tier-1 customers in Asia that include a cable and a mobile operator.

“Our strong quarterly results were driven by our traction in the cable market, where we had continued success in displacing existing solutions.  Looking forward we see important opportunities within fixed line operators for displacement, as well as for deployment of our solutions where none existed before.  We also continue to gain traction within the rapidly growing mobile market and expect a strong contribution from this market in the fourth quarter.”

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Third Quarter 2011 Financial Results
Revenue for the third quarter of 2011 was $12.2 million, up 158% from revenue of $4.7 million in the third quarter of 2010.  Total revenue for the nine months ended September 30, 2011 was $28.8 million, a 125% increase from $12.8 million in the first nine months of 2010.

GAAP net income for the third quarter was $2.0 million, or $0.14 per diluted share, compared to a net loss of $739,000, or a loss of $0.07 per share, in the third quarter of 2010.  GAAP net income for the first nine months of 2011 was $2.0 million, or $0.16 per share, compared to a net loss of $3.1 million, or a loss of $0.29 per share, for the first nine months of 2010.

Non-GAAP net income for the third quarter of 2011 was $2.5 million, compared to a non-GAAP net loss of $382,000 in the third quarter of 2010.  Non-GAAP net income for the first nine months of 2011 was $3.2 million, compared to a non-GAAP net loss of $2.1 million for the first nine-months of 2010.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today to discuss its financial results for the third quarter ended September 30, 2011.  Interested parties can access the live call by dialing 877-941-2068 or 480-629-9712 (International) and request the “Procera” call.  A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Monday, November 14, 2011, by dialing 800-406-7325 and entering the replay code of 4482266#.  To access the replay from international locations, dial 303-590-3030 using the same passcode.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expectations for revenue growth in 2011, our ability to win new business, obtaining follow-on orders from new and existing customers, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-Q filed for the quarter ended June 30, 2011 and our Form 10-K filed for the year ended December 31, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments for stock-based compensation expenses: we have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

The non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology. This enables carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera's core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem, by enforcing advanced network and service policies. PacketLogic is deployed at more than 600 customers who value the unparalleled accuracy and high-end performance of the PacketLogic solution. Founded in 2002, Procera (NYSE AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Press Contact
Fran Lowe, Engage PR, 510-748-8200 x225, FLowe@engagepr.com

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Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Sales:
Product sales	$10,128,362	$3,491,821	$24,006,619	$9,588,376
Support sales	2,064,841	1,242,956	4,765,451	3,216,768
Total sales	12,193,203	4,734,777	28,772,070	12,805,144
Cost of sales:
Product cost of sales	4,472,928	1,891,090	10,619,984	5,266,405
Support cost of sales	255,822	131,884	516,492	392,809
Total cost of sales	4,728,750	2,022,974	11,136,476	5,659,214

Gross profit	7,464,453	2,711,803	17,635,594	7,145,930
	61.2%	57.3%	61.3%	55.8%
Operating expenses:
Research and development	1,024,304	859,987	3,303,546	2,271,108
Sales and marketing	2,975,840	1,614,384	8,183,785	4,831,885
General and administrative	1,393,413	934,243	3,982,432	3,000,102
Total operating expenses	5,393,557	3,408,614	15,469,763	10,103,095

Income (loss) from operations	2,070,896	(696,811)	2,165,831	(2,957,165)

Interest and other income (expense), net	(26,023)	(40,438)	(90,640)	(115,889)

Income (loss) before income taxes	2,044,873	(737,249)	2,075,191	(3,073,054)
Income tax provision		1,723	79,416	2,979
Net income (loss)	$2,044,873	$(738,972)	$1,995,775	$(3,076,033)

Net income (loss) per share - basic	$0.14	$(0.07)	$0.16	$(0.29)
Net income (loss) per share - diluted	$0.14	$(0.07)	$0.16	$(0.29)

Shares used in computing net income (loss) per share*:
Basic	14,357,639	11,208,272	12,488,852	10,792,888
Diluted	14,592,691	11,208,272	12,718,804	10,792,888

*	Shares used in per share calculations reflect a 1-for-10 reverse stock split effected by theCompany on February 4, 2011.

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$18,915,278	$7,875,798
Short-term investments	15,424,138	-
Accounts receivable, net of allowance	12,410,011	11,407,220
Inventories, net	3,978,899	2,549,695
Prepaid expenses and other	1,783,371	831,737
Total current assets	52,511,697	22,664,450

Property and equipment, net	1,283,088	873,173
Goodwill	960,209	960,209
Other non-current assets	10,791	19,150
Total assets	$54,765,785	$24,516,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,718,732
Accounts payable	2,452,888	1,943,799
Deferred revenue	5,045,951	3,732,756
Accrued liabilities	3,158,917	2,662,564
Total current liabilities	10,657,756	10,057,851

Non-current liabilities:
Deferred revenue	868,124	704,735
Total liabilities	11,525,880	10,762,586

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	14,449	11,315
Additional paid-in capital	103,925,381	76,093,272
Accumulated other comprehensive loss	(677,392)	(331,883)
Accumulated deficit	(60,022,533)	(62,018,308)
Total stockholders' equity	43,239,905	13,754,396

Total liabilities and stockholders' equity	$54,765,785	$24,516,982

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010

Sales - U.S. GAAP as reported	12,193,203	9,655,975	4,734,777	28,772,070	12,805,144

Reconciliation of Gross Profit:
U.S. GAAP as reported	7,464,453	5,967,737	2,711,803	17,635,594	7,145,930
As a percentage of sales	61.2%	61.8%	57.3%	61.3%	55.8%
Adjustment:
Stock-based compensation (1)	25,847	26,452	19,948	77,058	63,799
As Adjusted	7,490,300	5,994,189	2,731,751	17,712,652	7,209,729
As a percentage of sales	61.4%	62.1%	57.7%	61.6%	56.3%

Reconciliation of Operating Expense:
U.S. GAAP as reported	5,393,557	5,697,555	3,408,614	15,469,763	10,103,095
Adjustment:
Stock-based compensation (1)	409,440	387,483	336,676	1,137,583	932,712
As Adjusted	4,984,117	5,310,072	3,071,938	14,332,180	9,170,383

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	2,044,873	180,571	(738,972)	1,995,775	(3,076,033)
Adjustment:
Stock-based compensation (1)	435,287	413,935	356,624	1,214,641	996,511
As Adjusted	2,480,160	594,506	(382,348)	3,210,416	(2,079,522)

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).